Exhibit 99.1

January 24, 2018
INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR 2017

DALLAS - January 24, 2018 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the fourth quarter and full year of 2017.

“We are pleased to finish 2017 with strong operating results, including record earnings. The strong loan and deposit growth in 2017 positions us well as we move into 2018," said Keith Cargill, CEO. "We are focused on developing our talent and leveraging our people with improved technology as we gain efficiencies and improve client experience."

•
Q4 2017 was negatively impacted by a $17.6 million ($0.35 per share) write-off of our deferred tax asset ("DTA") as a result of the Tax Cuts and Jobs Act (the "Tax Act"). The amount of the write-off is expected to be recovered during 2018 from cash tax savings resulting from the Tax Act.

•	Net income decreased 24% on a linked quarter basis and decreased 8% from the fourth quarter of 2016.

•	EPS decreased 25% on a linked quarter basis and decreased 13% from the fourth quarter of 2016.

•	Loans held for investment ("LHI"), excluding mortgage finance, increased 4% on a linked quarter basis and 18% from the fourth quarter of 2016.

•	Total mortgage finance loans, including mortgage correspondent loans ("MCA loans"), decreased 4% on a linked quarter basis and increased 16% from the fourth quarter of 2016.

•
Demand deposits decreased 5% and total deposits remained flat on a linked quarter basis (increased 4% and 8% on an average basis, respectively), and decreased 2% and increased 12%, respectively, from the fourth quarter of 2016.

FINANCIAL SUMMARY
(dollars and shares in thousands)

	2017	2016	% Change
ANNUAL OPERATING RESULTS
Net income	$197,063	$155,119	27%
Net income available to common stockholders	$187,313	$145,369	29%
Diluted EPS	$3.73	$3.11	20%
Diluted shares	50,260	46,766	7%
ROA	0.87%	0.74%
ROE	9.51%	9.27%
QUARTERLY OPERATING RESULTS
Net income	$44,742	$48,386	(8)%
Net income available to common stockholders	$42,305	$45,949	(8)%
Diluted EPS	$0.84	$0.96	(13)%
Diluted shares	50,312	47,760	5%
ROA	0.71%	0.85%
ROE	8.18%	10.82%
BALANCE SHEET
Loans held for sale (MCA)	$1,007,695	$968,929	4%
LHI, mortgage finance	5,308,160	4,497,338	18%
LHI	15,366,252	13,001,011	18%
Total LHI	20,674,412	17,498,349	18%
Total loans	21,685,416	18,467,278	17%
Total assets	25,075,645	21,697,134	16%
Demand deposits	7,812,660	7,994,201	(2)%
Total deposits	19,123,180	17,016,831	12%
Stockholders’ equity	2,202,721	2,009,557	10%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $197.1 million and net income available to common stockholders of $187.3 million for the year ended December 31, 2017, compared to net income of $155.1 million and net income available to common stockholders of $145.4 million for the year ended December 31, 2016. For the fourth quarter of 2017, net income was $44.7 million and net income available to common stockholders was $42.3 million, compared to net income of $48.4 million and net income available to common stockholders of $45.9 million for the same period in 2016. On a fully diluted basis, earnings per common share were $3.73 for the year ended December 31, 2017 compared to $3.11 for the same period in 2016. Diluted earnings per common share were $0.84 for the quarter ended December 31, 2017 compared to $0.96 for the same period of 2016. The decrease reflects a $17.6 million write-off of our DTA in response to enactment of the Tax Act, which was recorded as additional income tax expense during the fourth quarter. The write-off had an adverse effect of $0.35 on earnings per common share for the 2017 fourth quarter and full year. The federal corporate income tax rates declined from 35% to 21% effective January 1, 2018 as a result of the Tax Act. The amount of the DTA write-off is expected to be recovered in 2018 from cash tax savings attributable to the Tax Act.

Return on common equity ("ROE") was 9.51 percent and return on average assets ("ROA") was 0.87 percent for the year ended December 31, 2017, compared to 9.27 percent and 0.74 percent, respectively, for the year ended December 31, 2016. ROE was 8.18 percent and ROA was 0.71 percent for the fourth quarter of 2017, compared to 11.20 percent and 0.99 percent, respectively, for the third quarter of 2017 and 10.82 percent and 0.85 percent, respectively, for the fourth quarter of 2016. The linked quarter and year-over-year decreases in ROE and ROA for the fourth quarter of 2017 resulted primarily from the DTA write-off, which outpaced the increases in net-interest income and decreases in the provision for credit losses. Excluding the DTA write-off, year-to-date and quarter-to-date December 31, 2017 ROE would have been 10.41% and 11.58%, respectively.

Net interest income was $210.6 million for the fourth quarter of 2017, compared to $204.4 million for the third quarter of 2017 and $171.2 million for the fourth quarter of 2016. The linked quarter and year-over-year increases in net interest income are due primarily to the growth in total LHI. Net interest margin for the fourth quarter of 2017 was 3.47% percent, a decrease of 12 basis points from the third quarter of 2017 and an increase of 36 basis points from the fourth quarter of 2016. Traditional LHI yields were down 3 basis points from the third quarter of 2017, but were up 50 basis points compared to the fourth quarter of 2016. In contrast, total cost of deposits for the fourth quarter of 2017 was up only 6 basis points to 0.53 percent compared to the third quarter of 2017 and up 31 basis points compared to the fourth quarter of 2016. Net interest margin for the fourth quarter of 2017 was adversely affected by increases in mortgage and liquidity assets which are at lower yields than traditional LHI, but produced significant growth in net interest income.

Average LHI, excluding mortgage finance loans, for the year ended December 31, 2017 were $14.0 billion, an increase of $1.7 billion, or 13 percent, from 2016. Average LHI, excluding mortgage finance loans, for the fourth quarter of 2017 were $15.0 billion, an increase of $582.1 million, or 4 percent, from the third quarter of 2017 and an increase of $2.3 billion, or 18 percent, from the fourth quarter of 2016. Average total mortgage finance loans (including MCA) for the fourth quarter of 2017 were $6.2 billion, an increase of $388.9 million, or 7 percent, from the third quarter of 2017 and an increase of $930.2 million, or 17 percent, from the fourth quarter of 2016.

Average total deposits for the year ended December 31, 2017 were $18.5 billion, an increase of $1.2 billion, or 7 percent, from 2016. Average demand deposits for the year ended December 31, 2017 were $8.3 billion, an increase of $196.5 billion, or 2 percent, from 2016. Average total deposits for the fourth quarter of 2017 increased $1.5 billion from the third quarter of 2017 and increased $1.9 billion from the fourth quarter of 2016. Average demand deposits for the fourth quarter of 2017 increased $321.6 million, or 4 percent, to $9.1 billion from $8.8 billion from the third quarter of 2017, and decreased $43.8 million, or 0.48 percent, from the third quarter of 2017.

We recorded a $2.0 million provision for credit losses for the fourth quarter of 2017 compared to $20.0 million for the third quarter of 2017 and $9.0 million for the fourth quarter of 2016. The provision for the fourth quarter of 2017 was driven by the consistent application of our methodology. The linked quarter and year-over-year decreases were primarily related to improvements in the composition of our pass-rated and classified loan portfolios, including energy loans. The combined allowance for credit losses at December 31, 2017 decreased to 1.26 percent of LHI excluding mortgage finance loans compared to 1.30 percent at September 30, 2017 and 1.38 percent at December 31, 2016. In management’s opinion, the allowance is appropriate and is derived from consistent application of the methodology for establishing reserves for the loan portfolio.

We experienced a decrease in non-performing assets in the fourth quarter of 2017 compared to levels reported in the third quarter of 2017 and fourth quarter of 2016, reducing the ratio or total non-performing assets to total LHI plus other real estate owned ("OREO") to 0.55 percent compared to 0.67 percent for the third quarter of 2017 and 1.07 percent for the fourth quarter of 2016. The linked quarter and year-over-year decreases are primarily related to the decrease in energy non-accrual loans from $81.6 million at September 30, 2017 and $121.5 at December 31, 2016 to $65.2 million at December 31, 2017. Net charge-offs for the fourth quarter of 2017 were $964,000 compared to $10.7 million for the third quarter of 2017 and $20.8 million for the fourth quarter of 2016. For the fourth quarter of 2017, net charge-offs related to energy loans were $175,000 compared to net charge-offs of $6.3 million for the third quarter of 2017 and $16.3 million for the fourth quarter of 2016. For the fourth quarter of 2017, net charge-offs were 0.02 percent of average total LHI, compared to 0.22 percent for the third quarter of 2017 and 0.48 percent for the same period in 2016. At December 31, 2017, OREO was $11.7 million compared to $18.1 million at September 30, 2017 and $19.0 at December 31, 2016. The linked quarter and year-over-year decreases were due to a $6.1 million permanent write down of a commercial property during the fourth quarter of 2017.

Non-interest income increased $539,000, or 3 percent, during the fourth quarter of 2017 compared to the same period of 2016, and increased $371,000, or 2 percent, compared to the third quarter of 2017. The year-over-year increase primarily related to a $3.9 million increase in servicing income during the fourth quarter of 2017 compared to the same period of 2016 primarily attributable to an increase in mortgage servicing rights ("MSRs"). Offsetting this increase was a $2.7 million decrease in other non-interest income and a $1.6 million decrease in brokered loan fees, which resulted from a decrease in mortgage finance volumes.

Non-interest expense for the fourth quarter of 2017 increased $26.6 million, or 25 percent, compared to the fourth quarter of 2016, and increased $18.3 million, or 16 percent, compared to the third quarter of 2017. The year-over-year increase is primarily related to a $6.1 million write-down of OREO taken during the fourth quarter of 2017 and a $6.8 million increase in servicing related expenses resulting from a $2.8 million impairment charge primarily due to an anticipated sale of Ginnie Mae MSRs in the first quarter of 2018 and an increase in MSRs, which are being amortized. Non-interest expense for the fourth quarter of 2017 was also affected by increases in salaries and employee benefits, marketing expense and legal and professional expense of $4.1 million, $3.8 million and $2.3 million, respectively, all of which were due to general business growth. The linked quarter increase in non-interest expense was primarily related to the $6.1 million write-down of OREO, as well as a $3.3 million increase in servicing related expenses, which included a $2.8 million impairment charge on MSRs, a $2.4 million increase in legal and professional expense and a $2.3 million increase in salaries and employee benefits.

Stockholders’ equity increased by 10 percent from $2.0 billion at December 31, 2016 to $2.2 billion at December 31, 2017, primarily due to retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines. At December 31, 2017, our ratio of tangible common equity to total tangible assets was 8.1 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P MidCap 400®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, the financial impact of the Tax Cuts and Jobs Act on our results of operations, the impact on our loan and deposit portfolios as a result of Hurricanes Harvey and Irma, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2017	2017	2017	2017	2016
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$249,519	$237,643	$208,191	$183,946	$188,671
Interest expense	38,870	33,282	25,232	20,587	17,448
Net interest income	210,649	204,361	182,959	163,359	171,223
Provision for credit losses	2,000	20,000	13,000	9,000	9,000
Net interest income after provision for credit losses	208,649	184,361	169,959	154,359	162,223
Non-interest income	19,374	19,003	18,769	17,110	18,835
Non-interest expense	133,138	114,830	111,814	106,094	106,523
Income before income taxes	94,885	88,534	76,914	65,375	74,535
Income tax expense	50,143	29,850	25,819	22,833	26,149
Net income	44,742	58,684	51,095	42,542	48,386
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common stockholders	$42,305	$56,246	$48,658	$40,104	$45,949

Diluted EPS	$0.84	$1.12	$0.97	$0.80	$0.96
Diluted shares	50,311,962	50,250,866	50,229,670	50,234,230	47,759,548
CONSOLIDATED BALANCE SHEET DATA
Total assets	$25,075,645	$24,400,998	$23,119,713	$20,864,874	$21,697,134
LHI	15,366,252	14,828,406	14,280,353	13,298,918	13,001,011
LHI, mortgage finance	5,308,160	5,642,285	5,183,600	3,371,598	4,497,338
Loans held for sale, MCA	1,007,695	955,983	843,164	884,647	968,929
Liquidity assets(1)	2,727,581	2,357,537	2,142,658	2,804,921	2,725,645
Securities	23,511	24,224	119,043	42,203	24,874
Demand deposits	7,812,660	8,263,202	8,174,830	7,094,696	7,994,201
Total deposits	19,123,180	19,081,257	17,292,223	16,605,380	17,016,831
Other borrowings	3,165,040	2,583,496	3,162,224	1,641,834	2,109,575
Subordinated notes	281,406	281,315	281,225	281,134	281,044
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	2,202,721	2,158,363	2,100,553	2,050,442	2,009,557

End of period shares outstanding	49,643,344	49,621,825	49,595,252	49,560,100	49,503,662
Book value	$41.35	$40.47	$39.33	$38.35	$37.56
Tangible book value(2)	$40.97	$40.09	$38.94	$37.95	$37.17
SELECTED FINANCIAL RATIOS
Net interest margin	3.47%	3.59%	3.57%	3.29%	3.11%
Return on average assets	0.71%	0.99%	0.96%	0.83%	0.85%
Return on average common equity	8.18%	11.20%	10.08%	8.60%	10.82%
Non-interest income to average earning assets	0.32%	0.33%	0.36%	0.34%	0.34%
Efficiency ratio(3)	57.9%	51.4%	55.4%	58.8%	56.0%
Efficiency ratio, excluding OREO write-down(3)	55.2%	51.4%	55.4%	58.8%	56.0%
Non-interest expense to average earning assets	2.17%	2.00%	2.17%	2.12%	1.93%
Tangible common equity to total tangible assets(4)	8.1%	8.2%	8.4%	9.0%	8.5%
Common Equity Tier 1	8.5%	8.4%	8.6%	9.6%	9.0%
Tier 1 capital	9.5%	9.4%	9.8%	10.9%	10.2%
Total capital	11.5%	11.4%	11.8%	13.3%	12.5%
Leverage	9.2%	9.6%	10.3%	10.3%	9.3%

(1)	Liquidity assets include Federal funds sold and deposits in other banks.

(2)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(3)	Non-interest expense divided by the sum of net interest income and non-interest income.

(4)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	December 31, 2017	December 31, 2016	% Change
Assets
Cash and due from banks	$178,010	$113,707	57%
Interest-bearing deposits	2,697,581	2,700,645	—%
Federal funds sold and securities purchased under resale agreements	30,000	25,000	20%
Securities, available-for-sale	23,511	24,874	(5)%
Loans held for sale ($1,007.7 million and $968.9 million at December 31, 2017 and 2016, respectively, at fair value)	1,011,004	968,929	4%
LHI, mortgage finance	5,308,160	4,497,338	18%
LHI (net of unearned income)	15,366,252	13,001,011	18%
Less: Allowance for loan losses	184,655	168,126	10%
LHI, net	20,489,757	17,330,223	18%
Mortgage servicing rights, net	85,327	28,536	199%
Premises and equipment, net	25,176	19,775	27%
Accrued interest receivable and other assets	516,239	465,933	11%
Goodwill and intangibles, net	19,040	19,512	(2)%
Total assets	$25,075,645	$21,697,134	16%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$7,812,660	$7,994,201	(2)%
Interest bearing	11,310,520	9,022,630	25%
Total deposits	19,123,180	17,016,831	12%

Accrued interest payable	7,680	5,498	40%
Other liabilities	182,212	161,223	13%
Federal funds purchased and repurchase agreements	365,040	109,575	233%
Other borrowings	2,800,000	2,000,000	40%
Subordinated notes, net	281,406	281,044	—%
Trust preferred subordinated debentures	113,406	113,406	—%
Total liabilities	22,872,924	19,687,577	16%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at December 31, 2017 and 2016	150,000	150,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 49,643,761 and 49,504,079 at December 31, 2017 and 2016, respectively	496	495	—%
Additional paid-in capital	961,305	955,468	1%
Retained earnings	1,090,500	903,187	21%
Treasury stock (shares at cost: 417 at December 31, 2017 and 2016)	(8)	(8)	—%
Accumulated other comprehensive income, net of taxes	428	415	3%
Total stockholders’ equity	2,202,721	2,009,557	10%
Total liabilities and stockholders’ equity	$25,075,645	$21,697,134	16%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended December 31		Year Ended December 31
	2017	2016	2017	2016
Interest income
Interest and fees on loans	$238,906	$182,909	$846,292	$684,582
Securities	213	228	1,066	967
Federal funds sold and securities purchased under resale agreements	936	338	2,542	1,547
Deposits in other banks	9,464	5,196	29,399	16,312
Total interest income	249,519	188,671	879,299	703,408
Interest expense
Deposits	27,625	10,432	79,886	37,175
Federal funds purchased	723	156	2,592	518
Other borrowings	5,380	1,863	15,137	6,128
Subordinated notes	4,191	4,191	16,764	16,764
Trust preferred subordinated debentures	951	806	3,592	3,009
Total interest expense	38,870	17,448	117,971	63,594
Net interest income	210,649	171,223	761,328	639,814
Provision for credit losses	2,000	9,000	44,000	77,000
Net interest income after provision for credit losses	208,649	162,223	717,328	562,814
Non-interest income
Service charges on deposit accounts	3,109	2,940	12,432	10,341
Wealth management and trust fee income	1,767	1,244	6,153	4,268
Bank owned life insurance (BOLI) income	698	481	2,260	2,073
Brokered loan fees	5,692	7,249	23,331	25,339
Servicing income	5,270	1,410	15,657	1,715
Swap fees	586	536	3,990	2,866
Other	2,252	4,975	10,433	14,178
Total non-interest income	19,374	18,835	74,256	60,780
Non-interest expense
Salaries and employee benefits	70,192	66,081	264,231	228,985
Net occupancy expense	6,749	5,937	25,811	23,221
Marketing	8,438	4,617	26,787	17,303
Legal and professional	8,756	6,443	29,731	23,326
Communications and technology	6,590	6,334	31,004	25,562
FDIC insurance assessment	6,710	6,573	23,510	24,440
Servicing related expenses	7,177	398	15,506	1,703
Allowance and other carrying costs for OREO	6,122	59	6,437	824
Other	12,404	10,081	42,859	37,033
Total non-interest expense	133,138	106,523	465,876	382,397
Income before income taxes	94,885	74,535	325,708	241,197
Income tax expense	50,143	26,149	128,645	86,078
Net income	44,742	48,386	197,063	155,119
Preferred stock dividends	2,437	2,437	9,750	9,750
Net income available to common stockholders	$42,305	$45,949	$187,313	$145,369

Basic earnings per common share	$0.85	$0.97	$3.78	$3.14
Diluted earnings per common share	$0.84	$0.96	$3.73	$3.11

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2017	2017	2017	2017	2016
Allowance for loan losses:
Beginning balance	$182,929	$174,225	$172,013	$168,126	$180,436
Loans charged-off:
Commercial	1,999	10,603	12,310	9,233	22,326
Real estate	—	250	40	—	—
Construction	—	59	—	—	—
Consumer	—	—	180	—	7
Leases	—	—	—	—	—
Total charge-offs	1,999	10,912	12,530	9,233	22,333
Recoveries:
Commercial	1,019	132	61	3,381	1,535
Real estate	1	21	3	50	27
Construction	—	3	—	101	—
Consumer	14	15	36	5	5
Leases	1	1	—	8	6
Total recoveries	1,035	172	100	3,545	1,573
Net charge-offs	964	10,740	12,430	5,688	20,760
Provision for loan losses	2,690	19,444	14,642	9,575	8,450
Ending balance	$184,655	$182,929	$174,225	$172,013	$168,126

Allowance for off-balance sheet credit losses:
Beginning balance	$9,761	$9,205	$10,847	$11,422	$10,872
Provision for off-balance sheet credit losses	(690)	556	(1,642)	(575)	550
Ending balance	$9,071	$9,761	$9,205	$10,847	$11,422

Total allowance for credit losses	$193,726	$192,690	$183,430	$182,860	$179,548

Total provision for credit losses	$2,000	$20,000	$13,000	$9,000	$9,000

Allowance for loan losses to LHI	0.89%	0.89%	0.90%	1.03%	0.96%
Allowance for loan losses to LHI excluding mortgage finance loans(2)	1.20%	1.23%	1.22%	1.29%	1.29%
Allowance for loan losses to average LHI	0.92%	0.95%	0.99%	1.09%	0.98%
Allowance for loan losses to average LHI excluding mortgage finance loans(2)	1.23%	1.27%	1.27%	1.33%	1.32%
Net charge-offs to average LHI(1)	0.02%	0.22%	0.28%	0.15%	0.48%
Net charge-offs to average LHI excluding mortgage finance loans(1)(2)	0.03%	0.30%	0.36%	0.18%	0.65%
Net charge-offs to average LHI for last twelve months(1)	0.16%	0.29%	0.27%	0.28%	0.29%
Net charge-offs to average LHI, excluding mortgage finance loans, for last twelve months(1)(2)	0.21%	0.37%	0.36%	0.36%	0.38%
Total provision for credit losses to average LHI(1)	0.04%	0.41%	0.30%	0.23%	0.21%
Total provision for credit losses to average LHI excluding mortgage finance loans(1)(2)	0.05%	0.55%	0.38%	0.28%	0.28%
Combined allowance for credit losses to LHI	0.94%	0.94%	0.94%	1.10%	1.03%
Combined allowance for credit losses to LHI, excluding mortgage finance loans(2)	1.26%	1.30%	1.28%	1.37%	1.38%

(1)	Interim period ratios are annualized.

(2)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(Dollars in thousands)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2017	2017	2017	2017	2016

Non-performing assets (NPAs):
Non-accrual loans	$101,444	$118,205	$123,730	$146,549	$167,791
Other real estate owned (OREO)	11,742	18,131	18,689	18,833	18,961
Total	$113,186	$136,336	$142,419	$165,382	$186,752

Non-accrual loans to LHI	0.49%	0.58%	0.64%	0.88%	0.96%
Non-accrual loans to LHI excluding mortgage finance loans(1)	0.66%	0.80%	0.87%	1.10%	1.29%
Total NPAs to LHI plus OREO	0.55%	0.67%	0.73%	0.99%	1.07%
Total NPAs to LHI excluding mortgage finance loans plus OREO(1)	0.74%	0.92%	1.00%	1.24%	1.43%
Total NPAs to earning assets	0.47%	0.58%	0.64%	0.82%	0.89%
Allowance for loan losses to non-accrual loans	1.8x	1.5x	1.4x	1.2x	1.0x

Restructured loans	$—	$—	$—	$—	$—
Loans past due 90 days and still accruing(2)(3)	$28,166	$8,892	$11,077	$8,799	$10,729

Loans past due 90 days to LHI	0.14%	0.04%	0.06%	0.05%	0.06%
Loans past due 90 days to LHI excluding mortgage finance loans(2)	0.18%	0.06%	0.08%	0.07%	0.08%

(1)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(2)
At December 31, 2017, loans past due 90 days and still accruing includes premium finance loans of $5.5 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

(3)
At December 31, 2017, loans past due 90 days and still accruing includes $19.7 million in loans held for sale, of which $19.0 million are loans with government guarantees that we purchased and sold into Ginnie Mae pools. Pursuant to Ginnie Mae servicing guidelines we have the unilateral right to repurchase these loans, and therefore must record them as loans held for sale on our balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2017	2017	2017	2017	2016
Interest income
Interest and fees on loans	$238,906	$229,116	$201,646	$176,624	$182,909
Securities	213	341	287	225	228
Federal funds sold and securities purchased under resale agreements	936	642	434	530	338
Deposits in other banks	9,464	7,544	5,824	6,567	5,196
Total interest income	249,519	237,643	208,191	183,946	188,671
Interest expense
Deposits	27,625	22,435	16,533	13,293	10,432
Federal funds purchased	723	891	726	252	156
Other borrowings	5,380	4,835	2,901	2,021	1,863
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	951	930	881	830	806
Total interest expense	38,870	33,282	25,232	20,587	17,448
Net interest income	210,649	204,361	182,959	163,359	171,223
Provision for credit losses	2,000	20,000	13,000	9,000	9,000
Net interest income after provision for credit losses	208,649	184,361	169,959	154,359	162,223
Non-interest income
Service charges on deposit accounts	3,109	3,211	3,067	3,045	2,940
Wealth management and trust fee income	1,767	1,627	1,402	1,357	1,244
Bank owned life insurance (BOLI) income	698	615	481	466	481
Brokered loan fees	5,692	6,152	5,809	5,678	7,249
Servicing income	5,270	4,486	3,700	2,201	1,410
Swap fees	586	647	954	1,803	536
Other	2,252	2,265	3,356	2,560	4,975
Total non-interest income	19,374	19,003	18,769	17,110	18,835
Non-interest expense
Salaries and employee benefits	70,192	67,882	63,154	63,003	66,081
Net occupancy expense	6,749	6,436	6,515	6,111	5,937
Marketing	8,438	7,242	6,157	4,950	4,617
Legal and professional	8,756	6,395	7,127	7,453	6,443
Communications and technology	6,590	6,002	11,906	6,506	6,334
FDIC insurance assessment	6,710	6,203	4,603	5,994	6,573
Servicing related expenses	7,177	3,897	2,682	1,750	398
Allowance and other carrying costs for OREO	6,122	105	71	139	59
Other	12,404	10,668	9,599	10,188	10,081
Total non-interest expense	133,138	114,830	111,814	106,094	106,523
Income before income taxes	94,885	88,534	76,914	65,375	74,535
Income tax expense	50,143	29,850	25,819	22,833	26,149
Net income	44,742	58,684	51,095	42,542	48,386
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common shareholders	$42,305	$56,246	$48,658	$40,104	$45,949

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	4th Quarter 2017			3rd Quarter 2017			2nd Quarter 2017			1st Quarter 2017			4th Quarter 2016
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Securities - Taxable	$23,678	$213	3.57%	$86,087	$340	1.57%	$65,049	$287	1.77%	$31,905	$224	2.84%	$25,008	$221	3.53%
Securities - Non-taxable(2)	—	—	—%	—	—	—%	—	—	—%	224	3	4.85%	531	9	6.37%
Federal funds sold and securities purchased under resale agreements	292,544	936	1.27%	205,938	642	1.24%	174,264	434	1.00%	276,910	530	0.78%	254,008	338	0.53%
Interest-bearing deposits in other banks	2,924,942	9,464	1.28%	2,383,060	7,544	1.26%	2,250,330	5,824	1.04%	3,312,256	6,567	0.80%	3,812,076	5,197	0.54%
Loans held for sale, at fair value	1,144,124	11,507	3.99%	1,009,703	9,882	3.88%	845,623	8,235	3.91%	1,064,322	9,535	3.63%	944,484	7,903	3.33%
LHI, mortgage finance loans	5,102,107	44,477	3.46%	4,847,530	42,294	3.46%	3,805,831	33,399	3.52%	2,757,566	23,105	3.40%	4,371,475	35,081	3.19%
LHI(1)(2)	15,010,041	185,039	4.89%	14,427,980	178,839	4.92%	13,718,739	161,369	4.72%	12,980,544	145,018	4.53%	12,701,868	140,130	4.39%
Less allowance for loan losses	183,233	—	—	172,774	—	—	170,957	—	—	169,318	—	—	180,727	—	—
LHI, net of allowance	19,928,915	229,516	4.57%	19,102,736	221,133	4.59%	17,353,613	194,768	4.50%	15,568,792	168,123	4.38%	16,892,616	175,211	4.13%
Total earning assets	24,314,203	251,636	4.11%	22,787,524	239,541	4.17%	20,688,879	209,548	4.06%	20,254,409	184,982	3.70%	21,928,723	188,879	3.43%
Cash and other assets	766,622			713,778			632,097			606,762			595,671
Total assets	$25,080,825			$23,501,302			$21,320,976			$20,861,171			$22,524,394
Liabilities and Stockholders’ Equity
Transaction deposits	$2,469,984	$5,845	0.94%	$2,145,324	$4,359	0.81%	$2,008,872	$2,893	0.58%	$2,008,401	$2,193	0.44%	$2,281,240	$2,129	0.37%
Savings deposits	8,403,473	20,655	0.98%	7,618,843	17,152	0.89%	6,952,317	12,940	0.75%	6,989,748	10,483	0.61%	6,711,083	7,592	0.45%
Time deposits	533,312	1,125	0.84%	496,076	924	0.74%	455,542	700	0.62%	427,770	617	0.59%	474,548	711	0.60%
Total interest bearing deposits	11,406,769	27,625	0.96%	10,260,243	22,435	0.87%	9,416,731	16,533	0.70%	9,425,919	13,293	0.57%	9,466,871	10,432	0.44%
Other borrowings	1,852,750	6,103	1.31%	1,821,837	5,726	1.25%	1,456,737	3,627	1.00%	1,333,685	2,273	0.69%	1,553,010	2,017	0.52%
Subordinated notes	281,348	4,191	5.91%	281,256	4,191	5.91%	281,167	4,191	5.98%	281,076	4,191	6.05%	280,985	4,191	5.93%
Trust preferred subordinated debentures	113,406	951	3.33%	113,406	930	3.25%	113,406	881	3.12%	113,406	830	2.97%	113,406	806	2.83%
Total interest bearing liabilities	13,654,273	38,870	1.13%	12,476,742	33,282	1.06%	11,268,041	25,232	0.90%	11,154,086	20,587	0.75%	11,414,272	17,446	0.61%
Demand deposits	9,085,819			8,764,263			7,863,402			7,547,338			9,129,668
Other liabilities	138,050			116,998			102,653			117,877			141,153
Stockholders’ equity	2,202,683			2,143,299			2,086,880			2,041,870			1,839,301
Total liabilities and stockholders’ equity	$25,080,825			$23,501,302			$21,320,976			$20,861,171			$22,524,394
Net interest income(2)		$212,766			$206,259			$184,316			$164,395			$171,433
Net interest margin			3.47%			3.59%			3.57%			3.29%			3.11%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.